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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

          Name of Subsidiary                        State of Incorporation
          ------------------                        ----------------------

          1)  Glas-Craft, Inc.                             Indiana
          2)  Raven Lining Systems, Inc.                   Oklahoma
          3)  Cohesant Export, Inc.                        Barbados
          4)  Cohesant of Missouri, Inc.                   Missouri
              (F/K/A American Chemical Company)